Exhibit 10.5
IHS MARKIT LTD.
2014 EQUITY INCENTIVE AWARD PLAN
IHS MARKIT LTD. PERFORMANCE SHARE UNIT GRANT NOTICE AND
PERFORMANCE SHARE UNIT AGREEMENT
IHS Markit Ltd., an exempted company incorporated under the laws of Bermuda (the “Company”), pursuant to its 2014 Equity Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“you” or the “Holder”) an Award of Restricted Share Units which vest based on determination of performance criteria (“Performance Share Units” or “PSUs”) indicated below, which PSUs shall be subject to vesting based on your continued employment with the Company (or any Affiliate), as provided herein. This award of PSUs, together with any accumulated Dividend Equivalents as provided herein (the “Award”), is subject to all of the terms and conditions as set forth herein, and in the Performance Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Share Unit Grant Notice (the “Grant Notice”) and the Agreement.

Holder:
Employee ID:
Grant Date:
Number of PSUs granted at “Target” performance level (Target Number of Units Granted):
Performance Measures:	Three-Year Cumulative Adjusted EBITDA and Three-Year Cumulative Adjusted EPS with a Three-Year TSR Multiple, as set forth in “Vesting and Payment” in the Agreement.
By your signature below, or by your submitting your electronic acceptance of the Award subject to this Grant Notice as designated by the Company, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You agree to access copies of the Plan and the prospectus governing the Plan (collectively, the “Plan Documents”) on the Company’s intranet or on the website of the Company's designated brokerage firm. Paper copies are also available upon request to the Secretary of the Company at the Company's corporate offices. YOU MUST ACCEPT THIS AWARD BY THE DATE DETERMINED AND COMMUNICATED TO YOU BY THE COMPANY OR THE AWARD WILL AUTOMATICALLY BE CANCELLED.
You have reviewed this Grant Notice, the Agreement and the Plan Documents in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice or accepting the Award subject hereto and fully understand all provisions of this Grant Notice, the Agreement and the Plan. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to the Plan, this Grant Notice or the Agreement.

EXHIBIT A
TO PERFORMANCE SHARE UNIT GRANT NOTICE
PERFORMANCE SHARE UNIT AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to you the right to receive a number of PSUs set forth in the Grant Notice, together with any Dividend Equivalents pursuant to Section 2(f) below, subject to all of the terms and conditions set forth in this Agreement and the Grant Notice. The Award is also subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between your employment agreement with the Company, the Plan and this Agreement, the terms of your employment agreement and the Plan shall control, in that order. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice, as applicable.
Terms and Conditions
I.Grant of PSUs. Effective as of the grant date set forth in the Grant Notice (the “Grant Date”), and subject to the terms and conditions set forth in the Plan and this Agreement, the Company has granted to you, pursuant to the Grant Notice and the Plan, the number of PSUs set forth in the Grant Notice and accumulated Dividend Equivalents pursuant to Section 2(f) below, subject to the restrictions, terms and conditions set forth in this Agreement and the Plan. Each PSU represents the right to receive one Share at the time provided for herein, together with any Dividend Equivalent issued in respect thereof. Your right to receive Shares and Dividend Equivalents under this Agreement shall be no greater than the right of any unsecured general creditor of the Company.
2.    PSUs.
(a)    Rights as a Shareholder. You shall have no rights of a shareholder with respect to the Shares represented by PSUs, including, but not limited to, the right to vote and to receive dividends, unless and until such Shares are transferred to you pursuant to the Plan and this Agreement.
(b)    Vesting and Payment. To the extent the performance objectives described in 2.(b)(i) below (collectively, the “Performance Objectives”) are satisfied as of the completion of the performance period for this Award (the “Performance Period”), this Award will become vested and free of restrictions in accordance with clause (ii) below, as of the date the Committee makes the determination referenced in clause (iii) below (the “Performance Vesting Date”), subject to the provision on Termination of Service below. The Performance Period begins December 1, 2017 and ends November 30, 2020.
(i)     Performance Objectives. The Committee has established “performance objectives” for this Award to be (A) cumulative Adjusted EBITDA (as defined below) of the Company during the Performance Period (the “Three-Year Cumulative Adjusted EBITDA”), (B) cumulative Adjusted EPS (as defined below) of the Company during the Performance Period (the “Three-Year Cumulative Adjusted EPS”), and (C) the total shareholder return (“TSR”) of the Company compared to the companies that are included in the Standard & Poor’s 500 Index (the “S&P 500 Index”) at the beginning of the TSR Rank Measurement Period (the “Three-Year TSR Multiple”). The numerical goals for the Core Metrics and the Three-Year TSR Multiple will be provided to you in a separate communication from the Company (the “Metrics Summary”). The Three-Year Cumulative Adjusted EBITDA and Three-Year Cumulative Adjusted EPS are each a “Core Metric” and together, the “Core Metrics.”
“Adjusted EBITDA” means “Adjusted EBITDA” as determined and reported by the Company in its earnings release for the most recently completed fiscal year in the Performance Period.
“Adjusted EPS” means “Adjusted EPS” or “Adjusted earnings per diluted share” as determined and reported by the Company in its earnings release for the most recently completed fiscal year in the Performance Period.

“TSR Rank” for the Performance Period means the aggregate TSR of Company common shares over the period beginning December 1, 2017 and ending on November 30, 2020 (the “TSR Rank Measurement Period”), compared to the TSR over the same period for the S&P 500 Index. TSR will be calculated using a beginning price equal to the average price of Company common shares and the S&P 500 Index over the period of twenty (20) trading days immediately prior to December 1, 2017 and an ending price equal to the average price over the period of twenty (20) trading days immediately prior to November 30, 2020, and accounting for reinvestment of any dividends over this period. For purposes of this provision, TSR will be calculated using the average of the closing prices for the applicable periods.
“Target Number of Units Granted” means the number of PSUs granted at “Target” performance level as stated in the Grant Notice. The Target Number of Units Granted represents Shares that will be earned should each of the Three-Year Cumulative Adjusted EBITDA and the Three-Year Cumulative Adjusted EPS be met at a “Target” performance level and the Company’s TSR Rank is at the 50th percentile and you remain employed through the vesting period.
In addition, anything herein to the contrary notwithstanding, in the event at any time on or prior to November 30, 2020 the Company adopts converged accounting standards as outlined in the FASB and IASB project calendar or changes its financial reporting from US GAAP to IFRS, Adjusted EBITDA and Adjusted EPS shall be calculated for purposes of determining whether the applicable Performance Objective has been satisfied on the basis of US GAAP as in effect and applied immediately before such change to converged standards or to IFRS shall have become effective.
(ii)     Performance-Based Vesting. Subject to the provision on Termination of Service below and to clause (iii) below, the PSUs covered by this Award that will vest and become free of restrictions on the Performance Vesting Date will be calculated as set forth on Annex A attached hereto. The calculation provided on Annex A may allow for the partial or full vesting of this Award based upon the level of achievement of the Performance Objectives.
(iii)     Committee Determination. Prior to the PSUs covered by this Award vesting and becoming free of restrictions, the Committee must determine in writing that the Performance Objectives were, in fact, satisfied, which the determination will be made on such date specified by the Committee.
(iv)    Subject to the terms of this Agreement and the Plan, the Shares and any accumulated Dividend Equivalents shall be delivered and paid to you as soon as practicable following the applicable Performance Vesting Date. In its sole discretion, the Company may elect to deliver the Shares to you by book-entry in the Company’s books or by electronic delivery to a brokerage account established for your benefit at a financial/brokerage firm selected by the Company. You agree to complete and sign any documents and take any additional action that the financial/brokerage firm designated by the Company may request to enable the Company to deliver the Shares on your behalf. The date of settlement shall not be later than 2½ months after the later of (x) the end of the Company’s fiscal year in which the applicable vesting date occurs or (y) the end of the calendar year in which the applicable vesting date occurs.
(c)    Forfeiture. Upon your Termination of Service for any reason, other than your death or disability, any and all unvested PSUs, together with any and all unvested accumulated Dividend Equivalents, shall automatically be cancelled for no consideration, and shall cease to be outstanding. For avoidance of doubt, should you cease to be an Employee but otherwise continue in service as a contractor or consultant, you will forfeit any and all unvested PSUs unless otherwise approved by the Committee. In the event of your Termination of Service prior to the Performance Vesting Date due to your death or disability, the unvested PSUs shall vest and be free of restrictions on the date of your Termination of Service due to death or disability to such extent as if all Performance Objectives had been fully satisfied at “Target” performance level.
(a)    Restriction on Transfer of PSUs. No PSUs shall be transferable by you other than by will or by the laws of descent and distribution. Any attempt to transfer the PSUs other than in accordance with the expressed terms of the Plan shall be void.

(b)    Certain Legal Restrictions. The Plan, this Agreement, the granting, vesting and settlement of the PSUs and any Dividend Equivalents, and any obligations of the Company under the Plan and this Agreement, shall be subject to all applicable federal, foreign, provincial, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed.
(c)    Dividend Equivalents. During the period from the Grant Date through the date on which Shares underlying vested PSUs are issued to you pursuant to Section 2(b), in the case of Share dividends, the number of PSUs subject to this Award shall be increased or decreased by the number of Shares you would have received on the date of payment of the dividend with respect to the number of Shares underlying the unvested PSUs under this Award on such date at the applicable performance level. For the avoidance of doubt, the additional PSUs shall be subject to the same vesting requirements and restrictions as the unvested PSUs. In the case of cash dividends, you will be credited with cash dividends, without earnings, payable on the number of Shares that vest pursuant to Section 2(b) above. If a dividend on Shares is payable wholly or partially in a form other than cash or Shares, the Committee may, in its discretion, provide for such Dividend Equivalents with respect to that portion as it deems appropriate under the circumstances. Dividend Equivalents shall be subject to the same terms and conditions as the PSUs originally awarded pursuant to the Grant Notice and this Agreement, and they shall vest (or, if applicable, be forfeited) as if they had been granted at the same time as the original PSU award.
(d)    Corporate Events. Except as otherwise provided in the Grant Notice or this Agreement, the provisions of Section 13.2 of the Plan shall apply to the PSUs and any Dividend Equivalents.
3.    Withholding of Taxes. You acknowledge that you are required to make acceptable arrangements to pay any withholding taxes that may be due as a result of receipt of this Award or the vesting and payout of the PSUs that you receive under this Award, and no Shares will be released to you until you have made such arrangements. These arrangements may include any one or a combination of the following, as determined by the Company or the Committee: (a) the Company’s repurchase of Shares to be issued upon settlement of the PSUs (b) the sale of Shares acquired upon settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); (c) direct payment by you to the Company; (d) payroll withholding from your wages or other cash compensation paid to you by the Company; or (e) any other method as the Company or Committee may elect in compliance with the Plan, the Code and applicable law. The Fair Market Value of the Shares that are repurchased, if applicable, will be determined as of the date when the taxes otherwise would have been withheld in cash, and will be applied as a credit against the taxes.
Depending on the withholding method, the Company may withhold or account for withholding taxes by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the common share equivalent. If the obligation for taxes is satisfied by the repurchase of Shares, you are deemed to have been issued the full number of Shares subject to the vested PSU, notwithstanding that a number of the Shares are repurchased solely for the purpose of paying the taxes.
You acknowledge that the ultimate liability for all tax obligations legally due by you is and remains your responsibility.
If you are subject to tax liabilities in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company may be required to withhold or account for tax liability in more than one jurisdiction.
4.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof,

and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms set forth in the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
5.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Holder with respect to the subject matter hereof.
6.    Notices. Any notice or communication given hereunder shall be in writing or by electronic means as set forth in Section 11 below and, if in writing, shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):
If to the Company, to:
Corporate Human Resources
IHS Markit
15 Inverness Way East
Englewood, Colorado 80112
Telephone No. 303-397-7977
E-mail: stock@ihsmarkit.com
If to the Holder, to the address on file with the Company.
7.    No Guarantee of Continued Employment. YOU ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE “VESTING SCHEDULE” SET FORTH IN THIS AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S OR ANY AFFILIATE’S RIGHT TO TERMINATE YOUR EMPLOYMENT AT ANY TIME OR FOR ANY REASON NOT PROHIBITED BY LAW, AND WILL NOT CONFER UPON YOU ANY RIGHT TO CONTINUE YOUR EMPLOYMENT FOR ANY SPECIFIED PERIOD OF TIME.
8.    Data Protection. By participating in the Plan and entering into this Agreement, you hereby consent to the holding and processing of personal information provided by you to the Company, any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining your records; (ii) providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Holder works; and (iv) transferring information about the Holder to any country or territory that may not provide the same protection for the information as the Holder’s home country. Personal information may include, but shall not be limited to:

•
Personal data: Name, address, telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport or visa information, age, language skills, driver’s license information, birth certificate and employee number.

•
Employment information: Curriculum vitae or resume, wage history, employment references, job title, employment or severance agreement, plan or benefit enrollment forms and elections and equity compensation or benefit statements.

•	Financial information: Current wage and benefit information, personal bank account number, brokerage account information, tax related information and tax identification number.

The Company may, from time to time, process and transfer this or other information for internal compensation and benefit planning (specifically, for enrollment purposes in the Plan and the administration of the Plan), to determine training needs, to develop a global human resource database and to evaluate skill utilization.
9.    Acquired Rights. In accepting the Award, you acknowledge that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;
(b)    the Award of PSUs is voluntary and occasional and does not create any contractual or other right to receive future Awards of PSUs, or benefits in lieu of PSUs even if PSUs have been awarded repeatedly in the past;
(c)    all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;
(d)    your participation in the Plan is voluntary;
(e)    the PSUs are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to your actual employer, and PSUs are outside the scope of your employment contract, if any;
(f)    the PSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(g)    neither the PSUs nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon you any right with respect to employment or continuation of current employment, and in the event that you are not an employee of the Company or any subsidiary of the Company, the PSUs shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;
(h)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(i)    the value of Shares acquired on vesting of PSUs may increase or decrease in value;
(j)    no claim or entitlement to compensation or damages arises from termination of PSUs, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the PSUs or Shares received upon vesting of the PSUs resulting from termination of your entitlement by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim; and
(k)    in the event of termination of your employment (whether or not in breach of local labor laws), your right to receive PSUs and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to receive Shares pursuant to the PSUs after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.
10.    Language. If you have received this or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11.    No Guaranteed Employment. Nothing contained in this Agreement shall affect the right of the Company or any of its Affiliates to terminate the Holder’s employment at any time, with or without Cause, or shall be deemed to create any rights to employment or continued employment. The rights and obligations arising under this Agreement are not intended to and do not affect the Holder’s employment relationship that otherwise exists between the Holder and the Company or any of its Affiliates, whether such employment relationship is at will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Holder and the Company or any of its Affiliates; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.
12.    Power of Attorney. The Company (including its successors and assigns) is hereby appointed the attorney-in-fact, with full power of substitution, of the Holder for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Holder, may in the name and stead of the Holder, make and execute all conveyances, assignments and transfers of the PSUs, Dividend Equivalents, other property issued in respect of such PSUs, Shares and any property provided for herein, and the Holder hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Holder shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
13.    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
14.    Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.
15.    Mode of Communications. The Holder agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this grant of PSUs, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. The Holder further agrees that electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.
16.    No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
17.    Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

18.    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
19.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the law that might be applied under principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts of New York located in the borough of Manhattan in New York City in respect of the interpretation and enforcement of the provisions of this Agreement. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such action, suit or proceeding and agrees that the mailing of process or other papers in connection with any such action, suit, or proceeding in the manner provided in Section 6 hereof or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
20.    Miscellaneous.
(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any Affiliate by which the Holder is employed, and require such successor to expressly assume and agree in writing to perform, this Agreement.
(b)    The Holder agrees that the Award of the PSUs hereunder is special incentive compensation and that it, any Dividend Equivalents or any other property issued in respect of such PSUs will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company, unless specifically provided in the applicable plan.
(c)    No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
21.    Section 409A and Section 457A. To the extent the Committee determines that any payment under this Agreement is subject to Section 409A or Section 457A of the Code, the provisions of Section 13.10 of the Plan (including, without limitation, the six-month delay relating to “specified employees”) shall apply.

ANNEX A
TO PERFORMANCE SHARE UNIT GRANT NOTICE
PERFORMANCE SHARE UNIT AGREEMENT
Subject to the provisions of the Grant Notice and the Performance Share Unit Agreement, the number of PSUs covered by this Agreement that will vest on the Performance Vesting Date (the “Final Adjusted Units”) will be determined by a three-step calculation:
1.Calculate the Core Metrics Payout Percent: In Step 1, the Core Metrics Payout Percent will be determined by adding the Three-Year Cumulative Adjusted EBITDA Payout Percent and the Three-Year Cumulative Adjusted EPS Payout Percent as follows:
(50% x Three-Year Cumulative Adjusted EBITDA Payout Percent)
+
(50% x Three-Year Cumulative Adjusted EPS Payout Percent)
=
Core Metrics Payout Percent
The performance payout range for each of the Three-Year Cumulative Adjusted EBITDA and Three-Year Cumulative Adjusted EPS is 0 percent to 167 percent of the Target Number of Units Granted. If either Core Metric is between “Minimum” and “Target” or “Target” and “Maximum” performance for such Core Metric (each as set forth in the Metrics Summary), the payout percent with respect to such Core Metric will be determined using straight line interpolation based on the actual achievement of the Core Metric. If neither Core Metric is met at Minimum, no Shares will vest under this Award regardless of TSR Rank.
2.Calculate the Core Metrics Units Earned. In Step 2, the Core Metrics Units Earned will be determined by multiplying the Target Number of Units Granted by the Core Metrics Payout Percent as follows:
Target Number of Units Granted X Core Metrics Payout Percent
=
Core Metrics Units Earned
3.Apply the Three-Year Relative TSR Multiple. In Step 3, the number of Final Adjusted Units will be determined by multiplying the Core Metrics Units Earned by the Three-Year Relative TSR Multiple (as set forth in the Metrics Summary) as follows:
Core Metrics Units Earned X Three-Year TSR Multiple
=
Final Adjusted Units
If the Company’s Three-Year Relative TSR Percentile Rank (as set forth in the Metrics Summary) is between the 35th and 50th percentiles or 50th and 75th percentiles, the Three-Year TSR Multiple will be determined using straight line interpolation based on the Company’s actual Three-Year Relative TSR Percentile Rank. If the aggregate TSR of Company common shares over the TSR Rank Measurement Period is negative, then the Three-Year TSR Multiple cannot exceed 1.0x.
For avoidance of doubt, the Target Number of Units Granted as set forth on the first page of the Grant Notice reflects a total number in the event each of the Three-Year Cumulative Adjusted EBITDA and the Three-Year Cumulative Adjusted EPS are satisfied at “Target” performance level and the Company’s Three-Year Relative TSR Percentile Rank is at the 50th Percentile.
The payout opportunity for the Award, combined in Steps 1 to 3, is 0 percent to 200 percent of Target.
The Three-Year Cumulative Adjusted EBITDA numerical goals will be adjusted by the Committee to reflect the pro forma impact of acquisitions or divestitures by the Company during the Performance Period.

The Core Metrics (including the Target) may be adjusted by the Committee in its discretion due to (i) unforeseen changes to the macroeconomic business environment, (ii) unanticipated regulatory change or (iii) changes in US GAAP or the application thereof that would materially affect the Core Metrics.